Exhibit 99.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

THIS NOTE IS ONE OF A SERIES OF NOTES OF THE SAME TERMS AND TENOR THAT MAY BE ISSUED BY MAKER UP TO AN AGGREGATE OF $250,000.

quepasa corporation

18% PROMISSORY NOTE (the “Note”)

$	January , 2004

FOR VALUE RECEIVED, the undersigned maker, quepasa corporation, a Nevada corporation (the “Maker”), promises to pay to the order of                                                   (the “Payee”), the principal sum of                                                   DOLLARS and Zero CENTS ($                ) in full on or before January 15, 2005 (the “Due Date”). The outstanding balance of the Note shall earn interest at the rate of 18% per annum payable in arrears on each monthly anniversary of this Note until it is repaid.

Maker shall be entitled to prepay this Note, in whole or in part, at any time. Notwithstanding the foregoing, Maker shall be required to prepay the Note before the Due Date out of the proceeds to be received by the Maker from the initial closing of Maker’s offering of shares of Convertible Preferred Stock, which is expected to commence in January 2004. Such prepayment shall be made directly from the closing proceeds and paid from escrow.

In addition, Payee shall receive a stock certificate for the number of shares of Maker’s common stock equal to the percentage that the principal balance of this Note bears to the aggregate amount of $250,000 applied to a total of 25,000 shares. For illustrative purposes only, if the principal amount of this Note is $100,000, then the holder shall receive a stock certificate representing 40% ($100,000 divided by $250,000) of 25,000 shares for a total of 10,000 shares. Any fractional shares will be rounded up to the next whole share. Unless the Shares are covered by an effective registration statement, the Shares shall be “restricted securities” as that term is defined in the Securities Act of 1933, as amended. The certificate representing such shares shall bear the following or a similar legend:

“These securities have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable federal and state securities laws, or an opinion of counsel satisfactory to counsel to the corporation that an exemption from registration is available.”

It shall be the obligation of Maker to pay any and all documentary stamp taxes and/or such other taxes that may become due and payable by reason of the execution and delivery of this Note. Maker hereby waives any defense it may have to the payment of this Note arising by reason of the failure to pay any such taxes.

Upon the occurrence of any of the following events, the entire unpaid principal amount of this Note, shall, without notice, become immediately due without demand for payment thereof:

(a) The filing of any petition under any bankruptcy act, federal or state, by or against the Maker; or

(b) The filing of any application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or any other act or insolvency by the Maker, however expressed or indicated.

All rights and powers of the Payee hereunder shall enure to the benefit of any subsequent holder or assignee.

In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Payee incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker agrees to pay to Payee all reasonable attorneys’ fees incurred by Payee, all court and other costs and the reasonable costs of any other collection efforts, including all costs incurred in collecting any judgment and in any appellate or bankruptcy proceeding. Maker agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note.

No delay or omission on the part of Payee in the exercise of any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver by Payee of any right or remedy conferred to it hereunder on any one occasion shall not be construed as a bar to, or waiver of, any such right and/or remedy as to any future occasion. Maker and all persons now or hereafter becoming obligated or liable for the payment hereof do jointly and severally waive demand, notice of non-payment, protest, notice of dishonor and presentment. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.

No Maker intends or expects to pay, nor does Payee intend or expect to charge, collect or accept, any interest greater than the highest legal rate of interest which may be charged under any applicable law. Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by Payee, and any such excess shall be credited by Payee to the principal balance hereof.

Maker, endorser, or any other person, firm or corporation now or hereafter becoming liable for the payment of the loan evidenced by this Note, hereby consents to any renewals, extensions, modifications, release of security, or any indulgence shown to or any dealings between Payee and any party now or hereafter obligated hereunder, without notice, and jointly and severally agree, that they shall remain liable hereunder notwithstanding any such renewals, extensions, modifications or indulgences, until the debt evidenced hereby is fully paid.

This Note shall be construed and enforced according to the laws of the State of Arizona, excluding all principles of choice of laws, conflict of laws or comity. Each person now or hereafter becoming obligated for the payment of the indebtedness evidenced hereby consents to personal jurisdiction and venue in Maricopa County, Arizona, in the event of any litigation in any way arising out of this Note, or any property given as security for the amounts evidenced by this Note.

This Note shall be binding on the successors and assigns of Maker. Maker may not assign this Note without the written consent of Payee. This Note shall inure to the benefit of the Payee’s successors, assigns, heirs or personal representatives. The term “Payee” used herein shall include any future holder of this Note. The terms of this Note may not be changed orally.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PAYEE AND MAKER, THIS NOTE, OR ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE EXTENDING THE LOAN EVIDENCED BY THIS NOTE.

Given under the hand and seal of the undersigned as of the day and year first written above in Phoenix, Arizona.

MAKER:

quepasa corporation,
a Nevada corporation

By:
Jeffrey S. Peterson, Chief Executive Officer

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